Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-207641 and No. 333-220310 on Form S-8, Registration Statements No. 333-208265 and No. 333-220309 on Form S-3, and Registration Statement No. 333-214629 on Form S-3MEF of Franklin Financial Network, Inc. of our report dated March 18, 2019 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/Crowe LLP

Franklin, Tennessee

March 18, 2019